Exhibit 99

OTIS REPORTS THIRD QUARTER 2023 RESULTS

Delivers organic sales and margin growth. Achieves high-teens adjusted EPS growth driven by continued Service momentum. Raises full year organic sales and adjusted EPS outlook

•3Q Net sales up 5.4% and organic sales up 5.2% driven by Service net sales up 10.1% with organic sales up 8.4%; Maintenance portfolio units increased 4.2%
•3Q GAAP EPS up 18.2% and adjusted EPS up 18.8% with Service GAAP operating profit margin expansion of 80 basis points and adjusted Service operating profit margin expansion of 90 basis points
•3Q New Equipment orders down 10%; backlog up 3%, up 2% at constant currency
•3Q Mod orders up 13%, backlog up 17%, up 15% at constant currency
•3Q GAAP cash flow from operations of $306 million; free cash flow of $272 million
•Updated full-year outlook1 with organic sales up ~5.5%, adjusted EPS of ~$3.52 and free cash flow of ~$1.5 billion.

FARMINGTON, Conn., October 25, 2023 – Otis Worldwide Corporation (NYSE:OTIS) reported third quarter 2023 net sales of $3.5 billion with 5.2% organic growth. GAAP diluted earnings per share (EPS) of $0.91 was up 18.2% versus the prior year and adjusted EPS increased 18.8% to $0.95.

"Otis delivered strong results in the third quarter, highlighted by organic sales growth in both segments, 60 basis points of adjusted operating profit margin expansion and high-teens adjusted EPS growth," said Judy Marks, Chair, CEO & President. “Emphasizing the consistent performance of our Service-driven business model, this quarter marks the eleventh consecutive quarter of Service organic sales growth, the fourth of maintenance portfolio growth above 4% and the fifth of modernization orders growth above 10%. We head into the last quarter of 2023 from a position of strength, as our strategy has been resilient through macro volatility, giving us the confidence to once again raise our EPS guidance. We continue to demonstrate our ability to execute, deliver value for our shareholders, customers, and colleagues and meet the needs of passengers around the world."

Key Figures

($ millions, except per share amounts)	Quarter Ended September 30,				Nine Months Ended September 30,
	2023	2022	Y/Y	Y/Y (CFX)	2023	2022	Y/Y	Y/Y (CFX)
Net sales	$3,523	$3,344	5.4%	4.8%	$10,589	$10,246	3.3%	5.4%
Adjusted net sales	$3,523	$3,326	5.9%	5.3%	$10,589	$10,140	4.4%	6.4%
Organic sales growth				5.2%				6.1%

GAAP
Operating profit	$571	$529	$42		$1,664	$1,542	$122
Operating profit margin	16.2%	15.8%	40 bps		15.7%	15.0%	70 bps
Net income	$376	$324	16.0%		$1,083	$956	13.3%
Earnings per share	$0.91	$0.77	18.2%		$2.60	$2.25	15.6%

Adjusted non-GAAP comparison
Operating profit	$595	$543	$52	$47	$1,703	$1,621	$82	$114
Operating profit margin	16.9%	16.3%	60 bps		16.1%	16.0%	10 bps
Net income	$395	$338	16.9%		$1,113	$1,027	8.4%
Earnings per share	$0.95	$0.80	18.8%		$2.68	$2.42	10.7%

Third quarter net sales of $3.5 billion increased 5.4% versus the prior year with a 5.2% increase in organic sales and a 0.6% benefit from foreign exchange.

Third quarter GAAP operating profit of $571 million increased $42 million and adjusted operating profit of $595 million increased $52 million driven by Service. GAAP operating profit margin expanded 40 basis points to 16.2% and adjusted operating profit margin expanded 60 basis points to 16.9%, driven by favorable Service performance and segment mix, partially offset by headwinds in corporate costs.

GAAP EPS of $0.91 increased 18.2% compared to prior year and adjusted EPS of $0.95 increased 18.8% as strong operational performance, effective tax rate improvement, and a lower share count contributed to 15 cents of adjusted EPS growth.

New Equipment

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2023	2022	Y/Y	Y/Y (CFX)	2023	2022	Y/Y	Y/Y (CFX)
Net sales	$1,435	$1,447	(0.8)%	0.1%	$4,346	$4,403	(1.3)%	1.7%
Adjusted net sales	$1,435	$1,433	0.1%	1.1%	$4,346	$4,317	0.7%	3.7%
Organic sales				1.0%				3.6%

GAAP
Operating profit	$94	$100	$(6)		$277	$292	$(15)
Operating profit margin	6.6%	6.9%	(30) bps		6.4%	6.6%	(20) bps

Adjusted non-GAAP comparison
Operating profit	$104	$103	$1	$10	$292	$309	$(17)	$6
Operating profit margin	7.2%	7.2%	0 bps		6.7%	7.2%	(50) bps

In the third quarter, net sales of $1.4 billion decreased 0.8% with a 1.0% increase in organic sales that was partially offset by a 0.9% headwind from foreign exchange driven by strong organic sales growth in all regions outside of China.

GAAP operating profit decreased $6 million to $94 million and adjusted operating profit increased $10 million at constant currency. In the quarter, favorable price, improved productivity, and commodity tailwinds were partially offset by unfavorable regional and product mix and SG&A expense. GAAP operating profit margin contracted 30 basis points to 6.6% and adjusted operating profit margin was flat at 7.2%.

New Equipment orders were down 10% at constant currency with growth in EMEA and Asia Pacific more than offset by the Americas and China. New equipment backlog grew low-single digits in the quarter.

Service

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2023	2022	Y/Y	Y/Y (CFX)	2023	2022	Y/Y	Y/Y (CFX)
Net sales	$2,088	$1,897	10.1%	8.3%	$6,243	$5,843	6.8%	8.1%
Adjusted net sales	$2,088	$1,893	10.3%	8.5%	$6,243	$5,823	7.2%	8.4%
Organic sales				8.4%				8.0%

GAAP
Operating profit	$507	$446	$61		$1,475	$1,328	$147
Operating profit margin	24.3%	23.5%	80 bps		23.6%	22.7%	90 bps

Adjusted non-GAAP comparison
Operating profit	$518	$452	$66	$53	$1,496	$1,360	$136	$145
Operating profit margin	24.8%	23.9%	90 bps		24.0%	23.4%	60 bps

In the third quarter, net sales of $2.1 billion increased 10.1% with a 8.4% increase in organic sales and a 1.8% benefit from foreign exchange. Organically maintenance and repair sales increased 8.6% and modernization sales increased 7.6%.

GAAP operating profit of $507 million increased $61 million and adjusted operating profit of $518 million increased $53 million at constant currency due to higher volume, favorable pricing and productivity, which were partially offset by annual wage inflation and higher material costs. GAAP operating profit margin expanded 80 basis points and adjusted operating profit margin expanded 90 basis points to 24.8%.

Cash flow

	Quarter Ended September 30,			Nine Months Ended September 30,
($ millions)	2023	2022	Y/Y	2023	2022	Y/Y
Cash flow from operations	$306	$239	$67	$1,030	$1,096	$(66)
Free cash flow	$272	$215	$57	$934	$1,015	$(81)
Free cash flow conversion	72%	66%		86%	106%

Third quarter cash from operations of $306 million increased $67 million and free cash flow of $272 million increased $57 million versus prior year driven by net income, partially offset by higher capital expenditures.

2023 Outlook1
Otis is revising its full year outlook:
•Adjusted net sales of ~$14.1 billion, up ~4%
•Organic sales up ~5.5%
◦Organic New Equipment sales up ~3%
◦Organic Service sales up ~7.5%
•Adjusted operating profit of ~$2.265 billion, up ~$170 million at constant currency; up ~$140 million at actual currency
•Adjusted EPS of ~$3.52, up ~11%; adjusted effective tax rate of ~26.0%
•Free cash flow of ~$1.5 billion with conversion of ~105% of GAAP net income
•Share repurchases of $800 million

1Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain approximately 2.2 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 41,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Adjusted net sales, organic sales, adjusted selling, general and administrative (“SG&A”) expense, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate, constant currency and free cash flow are non-GAAP financial measures.

Adjusted net sales represents net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (“other significant items”).

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted general corporate expenses and other represents general corporate expenses and other (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted net interest expense represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Adjusted net income represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects. Adjusted EPS represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.

Management believes that adjusted net sales, organic sales, adjusted SG&A, adjusted general corporate expenses and other, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, restructuring actions, including UpLift, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof), natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine, the recent war in Israel and Gaza, and increased tensions between the U.S. and China, on general market conditions, commodity costs, global trade policies and related sanctions and export controls, and currency exchange rates in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability or costs, including credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock ("Common Stock"), which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of COVID-19, the ongoing conflict between Russia and Ukraine or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof, including with respect to UpLift; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate; (14) the ability of Otis to retain and hire key personnel; (15) the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the separation (the “Separation”) of Otis and Carrier Global Corporation ("Carrier") from United Technologies Corporation (now known as Raytheon Technologies Corporation (“RTX”); and (17) our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2023	2022	2023	2022
Net Sales	$3,523	$3,344	$10,589	$10,246
Costs and Expenses:
Cost of products and services sold	2,477	2,373	7,464	7,286
Research and development	36	37	107	112
Selling, general and administrative	452	417	1,386	1,315
Total Costs and Expenses	2,965	2,827	8,957	8,713
Other income (expense), net	13	12	32	9
Operating profit	571	529	1,664	1,542
Non-service pension cost (benefit)	—	1	1	2
Interest expense (income), net	39	35	109	107
Net income before income taxes	532	493	1,554	1,433
Income tax expense	137	143	400	382
Net income	395	350	1,154	1,051
Less: Noncontrolling interest in subsidiaries' earnings	19	26	71	95
Net income attributable to Otis Worldwide Corporation	$376	$324	$1,083	$956

Earnings Per Share of Common Stock:
Basic	$0.92	$0.77	$2.62	$2.27
Diluted	$0.91	$0.77	$2.60	$2.25
Weighted Average Number of Shares Outstanding:
Basic shares	410.8	418.5	412.6	421.3
Diluted Shares	413.7	421.2	415.8	424.3

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Quarter Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023		2022
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$1,435	$1,435	$1,447	$1,433
Service	2,088	2,088	1,897	1,893
Consolidated Net Sales	$3,523	$3,523	$3,344	$3,326

Operating Profit
New Equipment	$94	$104	$100	$103
Service	507	518	446	452
Segment Operating Profit	601	622	546	555
General corporate expenses and other	(30)	(27)	(17)	(12)
Consolidated Operating Profit	$571	$595	$529	$543

Segment Operating Profit Margin
New Equipment	6.6%	7.2%	6.9%	7.2%
Service	24.3%	24.8%	23.5%	23.9%
Total Operating Profit Margin	16.2%	16.9%	15.8%	16.3%

	Nine Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023		2022
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$4,346	$4,346	$4,403	$4,317
Service	6,243	6,243	5,843	5,823
Consolidated Net Sales	$10,589	$10,589	$10,246	$10,140

Operating Profit
New Equipment	$277	$292	$292	$309
Service	1,475	1,496	1,328	1,360
Segment Operating Profit	1,752	1,788	1,620	1,669
General corporate expenses and other	(88)	(85)	(78)	(48)
Consolidated Operating Profit	$1,664	$1,703	$1,542	$1,621

Segment Operating Profit Margin
New Equipment	6.4%	6.7%	6.6%	7.2%
Service	23.6%	24.0%	22.7%	23.4%
Total Operating Profit Margin	15.7%	16.1%	15.0%	16.0%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022

New Equipment
GAAP Net sales	$1,435	$1,447	$4,346	$4,403
Russia sales	—	(14)	—	(86)
Adjusted New Equipment Sales	$1,435	$1,433	$4,346	$4,317

GAAP Operating profit	$94	$100	277	292
Restructuring	10	2	15	18
Russia operations	—	(1)	—	(3)
Russia conflict-related charges	—	2	—	2
Adjusted New Equipment Operating Profit	$104	$103	$292	$309
Reported New Equipment Operating Profit Margin	6.6%	6.9%	6.4%	6.6%
Adjusted New Equipment Operating Profit Margin	7.2%	7.2%	6.7%	7.2%

Service
GAAP Net sales	$2,088	$1,897	$6,243	$5,843
Russia sales	—	(4)	—	(20)
Adjusted Service Sales	$2,088	$1,893	$6,243	$5,823

GAAP Operating profit	$507	$446	$1,475	$1,328
Restructuring	11	4	21	27
Russia operations	—	1	—	4
Russia conflict-related charges	—	1	—	1
Adjusted Service Operating Profit	$518	$452	$1,496	$1,360
Reported Service Operating Profit Margin	24.3%	23.5%	23.6%	22.7%
Adjusted Service Operating Profit Margin	24.8%	23.9%	24.0%	23.4%

General Corporate Expenses and Other
GAAP General corporate expenses and other	$(30)	$(17)	$(88)	$(78)
Transformation costs	4	—	4	—
Russia other expense (income)	—	(2)	—	4
Russia sale and conflict-related charges	—	7	—	25
Other, net	(1)	—	(1)	1
Adjusted General corporate expenses and other	$(27)	$(12)	$(85)	$(48)

Total Otis
GAAP Operating profit	$571	$529	$1,664	$1,542
Restructuring	21	6	36	45
Transformation costs	4	—	4	—
Russia operations	—	(2)	—	5
Russia sale and conflict-related charges	—	10	—	28
Other, net	(1)	—	(1)	1
Adjusted Total Operating Profit	$595	$543	$1,703	$1,621
Reported Total Operating Profit Margin	16.2%	15.8%	15.7%	15.0%
Adjusted Total Operating Profit Margin	16.9%	16.3%	16.1%	16.0%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2023	2022	2023	2022
Adjusted Operating Profit	$595	$543	$1,703	$1,621
Non-service pension cost (benefit)	—	1	1	2
Net interest expense [1]	39	35	109	103
Adjusted income from operations before income taxes	556	507	1,593	1,516
Income tax expense	137	143	400	382
Tax impact on restructuring and non-recurring items	5	(1)	9	10
Non-recurring tax items	—	1	—	2
Adjusted net income from operations	414	364	1,184	1,122
Noncontrolling interest	19	26	71	95
Adjusted net income attributable to Otis Worldwide Corporation	$395	$338	$1,113	$1,027

GAAP net income attributable to common shareholders	$376	$324	$1,083	$956
Restructuring	21	6	36	45
Transformation costs	4	—	4	—
Zardoya Otis Tender Offer finance costs [1]	—	—	—	5
Russia operations	—	(2)	—	4
Russia sale and conflict-related charges	—	10	—	28
Other, net	(1)	—	(1)	1
Tax effects of restructuring, non-recurring items and other adjustments	(5)	1	(9)	(10)
Non-recurring tax items	—	(1)	—	(2)
Adjusted net income attributable to common shareholders	$395	$338	$1,113	$1,027

Diluted Earnings Per Share	$0.91	$0.77	$2.60	$2.25
Impact to diluted earnings per share	0.04	0.03	0.08	0.17
Adjusted Diluted Earnings Per Share	$0.95	$0.80	$2.68	$2.42

Effective Tax Rate	25.8%	29.0%	25.7%	26.7%
Impact of adjustments on effective tax rate	(0.3)%	(0.8)%	—%	(0.7)%
Adjusted Effective Tax Rate	25.5%	28.2%	25.7%	26.0%

1 Otis incurred interest costs associated with financing the Zardoya Otis Tender Offer. Net interest expense for the nine months ended September 30, 2022 is reflected as adjusted without those costs.

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2023 Compared with Quarter Ended September 30, 2022

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	1.0%	(0.9)%	(0.9)%	(0.8)%
Service	8.4%	1.8%	(0.1)%	10.1%
Maintenance and Repair	8.6%	2.0%	(0.2)%	10.4%
Modernization	7.6%	0.9%	0.3%	8.8%
Total Net Sales	5.2%	0.6%	(0.4)%	5.4%

Nine Months Ended September 30, 2023 Compared with Nine Months Ended September 30, 2022

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	3.6%	(3.0)%	(1.9)%	(1.3)%
Service	8.0%	(1.3)%	0.1%	6.8%
Maintenance and Repair	8.2%	(1.2)%	—%	7.0%
Modernization	7.3%	(1.7)%	0.7%	6.3%
Total Net Sales	6.1%	(2.1)%	(0.7)%	3.3%

Components of Changes in New Equipment Backlog

September 30, 2023
Y/Y Growth %
New Equipment Backlog increase at actual currency	3%
Foreign exchange impact to New Equipment Backlog	(1)%
New Equipment Backlog increase at constant currency	2%

Components of Changes in Modernization Backlog

September 30, 2023
Y/Y Growth %
Modernization Backlog increase at actual currency	17%
Foreign exchange impact to Modernization Backlog	(2)%
Modernization Backlog increase at constant currency	15%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended September 30, 2023 Compared with Quarter Ended September 30, 2022

(dollars in millions)	2023	2022	Y/Y

New Equipment
Adjusted Operating Profit	$104	$103	$1
Impact of foreign exchange	9		9
Adjusted Operating Profit at constant currency	$113	$103	$10

Service
Adjusted Operating Profit	$518	$452	$66
Impact of foreign exchange	(13)		(13)
Adjusted Operating Profit at constant currency	$505	$452	$53

Otis Consolidated
Adjusted Operating Profit	$595	$543	$52
Impact of foreign exchange	(5)		(5)
Adjusted Operating Profit at constant currency	$590	$543	$47

Nine Months Ended September 30, 2023 Compared with Nine Months Ended September 30, 2022

(dollars in millions)	2023	2022	Y/Y

New Equipment
Adjusted Operating Profit	$292	$309	$(17)
Impact of foreign exchange	23		23
Adjusted Operating Profit at constant currency	$315	$309	$6

Service
Adjusted Operating Profit	$1,496	$1,360	$136
Impact of foreign exchange	9		9
Adjusted Operating Profit at constant currency	$1,505	$1,360	$145

Otis Consolidated
Adjusted Operating Profit	$1,703	$1,621	$82
Impact of foreign exchange	32		32
Adjusted Operating Profit at constant currency	$1,735	$1,621	$114

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	September 30, 2023	December 31, 2022
(amounts in millions)	(Unaudited)
Assets
Cash and cash equivalents	$1,636	$1,189
Accounts receivable, net	3,455	3,357
Contract assets	733	664
Inventories	624	617
Other current assets	301	316
Total Current Assets	6,749	6,143
Future income tax benefits	290	285
Fixed assets, net	708	719
Operating lease right-of-use assets	417	449
Intangible assets, net	336	369
Goodwill	1,547	1,567
Other assets	343	287
Total Assets	$10,390	$9,819

Liabilities and Equity (Deficit)
Short-term borrowings and current portion of long-term debt	$585	$670
Accounts payable	1,655	1,717
Accrued liabilities	1,725	1,794
Contract liabilities	2,784	2,662
Total Current Liabilities	6,749	6,843
Long-term debt	6,822	6,098
Future pension and postretirement benefit obligations	390	392
Operating lease liabilities	293	315
Future income tax obligations	258	279
Other long-term liabilities	488	556
Total Liabilities	15,000	14,483

Redeemable noncontrolling interest	123	135
Shareholders' Equity (Deficit):
Common Stock and additional paid-in capital	198	162
Treasury Stock	(2,155)	(1,575)
Accumulated deficit	(2,183)	(2,865)
Accumulated other comprehensive income (loss)	(648)	(592)
Total Shareholders' Equity (Deficit)	(4,788)	(4,870)
Noncontrolling interest	55	71
Total Equity (Deficit)	(4,733)	(4,799)
Total Liabilities and Equity (Deficit)	$10,390	$9,819

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022
Operating Activities:
Net income from operations	$395	$350	$1,154	$1,051
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	46	48	145	145
Deferred income tax expense (benefit)	(18)	—	(34)	6
Stock compensation cost	15	13	49	41
Change in:
Accounts receivable, net	(10)	(67)	(214)	(171)
Contract assets and liabilities, current	(86)	9	68	143
Inventories	13	(41)	(8)	(80)
Other current assets	34	(14)	(4)	(14)
Accounts payable	(78)	2	(35)	137
Accrued liabilities	19	(26)	(66)	(166)
Pension contributions	(8)	(7)	(32)	(28)
Other operating activities, net	(16)	(28)	7	32
Net cash flows provided by (used in) operating activities	306	239	1,030	1,096
Investing Activities:
Capital expenditures	(34)	(24)	(96)	(81)
Acquisitions of businesses and intangible assets, net of cash	(7)	(10)	(27)	(38)
Dispositions of businesses, net of cash	—	61	—	61
Proceeds from sale of (investments in) marketable securities, net	(2)	—	(2)	(7)
Other investing activities, net	2	45	(7)	127
Net cash flows provided by (used in) investing activities	(41)	72	(132)	62
Financing Activities:
Increase (decrease) in short-term borrowings, net	(147)	23	(90)	80
Issuance of long-term debt, net	747	—	747	—
Payment of debt issuance costs	(6)	—	(6)	—
Repayment of long-term debt	—	—	—	(500)
Dividends paid on Common Stock	(139)	(121)	(400)	(345)
Repurchases of Common Stock	(225)	(300)	(575)	(700)
Dividends paid to noncontrolling interest	(61)	(66)	(76)	(107)
Acquisition of Zardoya Otis shares	—	—	—	(1,802)
Other financing activities, net	(2)	(1)	(18)	(28)
Net cash flows provided by (used in) financing activities	167	(465)	(418)	(3,402)
Summary of Activity:
Net cash provided by operating activities	306	239	1,030	1,096
Net cash provided by (used in) investing activities	(41)	72	(132)	62
Net cash provided by (used in) financing activities	167	(465)	(418)	(3,402)
Effect of exchange rate changes on cash and cash equivalents	(18)	(69)	(34)	(191)
Net increase (decrease) in cash, cash equivalents and restricted cash	414	(223)	446	(2,435)
Cash, cash equivalents and restricted cash, beginning of period	1,227	1,265	1,195	3,477
Cash, cash equivalents and restricted cash, end of period	1,641	1,042	1,641	1,042
Less: Restricted cash	5	8	5	8
Cash and cash equivalents, end of period	$1,636	$1,034	$1,636	$1,034

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2023		2022

Net income attributable to common shareholders	$376		$324
Net cash flows provided by operating activities	$306		$239
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		81%		74%
Capital expenditures	(34)		(24)
Capital expenditures as a percentage of net income attributable to common shareholders		(9)%		(7)%
Free cash flow	$272		$215
Free cash flow as a percentage of net income attributable to common shareholders		72%		66%

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2023		2022

Net income attributable to common shareholders	$1,083		$956
Net cash flows provided by operating activities	$1,030		$1,096
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		95%		115%
Capital expenditures	(96)		(81)
Capital expenditures as a percentage of net income attributable to common shareholders		(9)%		(8)%
Free cash flow	$934		$1,015
Free cash flow as a percentage of net income attributable to common shareholders		86%		106%